SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 17, 2000



                           ELITE PHARMACEUTICALS, INC.

             (Exact name of registrant as specified in its charter)





             State or other jurisdiction of incorporation: Delaware


                         Commission File No.: 333-45241


                 I.R.S. Employer Identification No.: 22-3542636


            Address of principal executive offices 165 Ludlow Avenue
                              Northvale, New Jersey


        Registrant's telephone number, including area code: 201 750-2646



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                                       5

                              ITEM 5. OTHER EVENTS

         The Registrant has entered into a series of binding agreements with Elan Corporation, plc, an Irish company (Elan) and its affiliates. Under the agreements, Elan and Elite Laboratories, Inc. (Elite Labs), a wholly-owned subsidiary of the Registrant, have agreed to enter into a license agreement to develop oral controlled release pharmaceuticals for worldwide markets. The focus of the alliance will be development of the pharmaceuticals using the know-how, patents and improvements of both parties. Elite Labs will perform the principal portion of the research and development work. Research and development and marketing will be accomplished through a new company to be formed by Elan and Elite Laboratories, Inc.

         The Registrant and Elan, through its wholly-owned subsidiary, Elan International Services, Ltd. (EIS) will form a Bermuda corporation to be known as Elite Research, Ltd. (Elite Research). The Registrant will acquire 100% of the common shares of Elite Research (which represents 50% of the outstanding common and preferred shares of Elite Research on a fully diluted basis) for $7,500,000.00 and 60.2% of the preferred shares of Elite Research (which represents 30.1% of the outstanding common and preferred shares of Elite Research on a fully diluted basis) for $4,515,000.00. EIS will acquire 39.8% of the preferred shares of Elite Research (representing 19.9% of the outstanding common and preferred shares of Elite Research on a fully diluted basis) for $2,985,000.00.

         These preferred shares of Elite Research may be converted at the option of the holders on a one-for-one basis (subject to appropriate adjustments as provided in Newco's charter documents) into common shares of Elite Research at any time after two years from the date of issuance of the preferred shares. The preferred shares of Elite Research shall be nonvoting for a period of two years after issuance.

         The business and affairs of Elite Research shall initially be governed by a board of directors of five members, four of whom shall be designated by the Registrant and one of whom shall be designated by EIS. The specific approval of the EIS representative on the board of Elite Research shall be required for certain material decisions.

         Elite Laboratories will create a new class of exchangeable preferred stock and issue such stock to EIS in return for an investment of $12,015,000.00. This stock shall bear a mandatory stock dividend equal to 7% per year based on the original issue price, compounded annually, commencing one year after issuance. After six years, this exchangeable preferred stock shall (a) be redeemed in cash by the Registrant or by Elite Laboratories based on a formula price or (b) be redeemed by the issuance of common stock of the Registrant having a then fair market value equal to the cash purchase price (the original issue price plus the 7% annual stock dividend).

         The exchangeable preferred stock issued by Elite Laboratories is exchangeable at the option of EIS at any time during the term of the agreement to be signed with respect to this transaction for that amount of the preferred shares of Elite Research which, after issued, will allow EIS to own a total of 50% of the issued and outstanding common and preferred shares of Elite Research.

         The parties anticipate that Elite Research will require approximately $6,000,000.00 for purposes of research and development during the first three years, subject to determination by the management committee of Elite Research from time to time that development funding is necessary. It is anticipated that this development funding will be provided to Elite Research by the Registrant and EIS pro rata based on the percentage effectively owned by each of the total issued and outstanding common and preferred shares of Elite Research. To fund the registrant's contribution to the development funding of Elite Research, EIS has agreed to invest $4,806,000.00 in the Registrant or in Elite Laboratories (in minimum increments of $500,000.00) to be used by the Registrant and Elite Laboratories solely to fund the pro rata share of development funding required from the Registrant. In return for this investment, Elite Labs shall issue a second series of convertible preferred stock (the development preferred stock) with a liquidation preference up to a maximum amount of $4,806,000.00. This development preferred stock shall have a mandatory 7% stock dividend compounded annually. If this preferred stock is outstanding six years after the closing of the transaction, it is redeemable at the option of Elite Laboratories either in cash or by the issuance of shares of common stock of the Registrant in an amount equal to the original issue price plus accrued dividends. This stock shall have a liquidation preference equal to the amount paid for the stock, have certain anti-dilution rights, be nonvoting and is exchangeable at the option of EIS at any time after two years from the closing date and prior to six years from the closing date. Upon such exchange, EIS would receive Elite common stock equal in value to the sum of the outstanding liquidation preference of this preferred stock (including accrued dividends) using a conversion price of $14.84 per share.

         At the closing of the contemplated transaction, the Registrant will issue to EIS 409,165.3 shares of its common stock at a price of $12.22 per share, for a total price of $5,000,000.00, and (b) issue to EIS a warrant to acquire 100,000 shares of the common stock of the Registrant at a price of $18.00 per share exercisable up to five years from the date of issue.

         At such time as EIS and its affiliates are the beneficial owners of at least 10% of the common stock of the Registrant on a fully diluted basis (towards which the EIS warrants shall be counted as if exercised, but in which calculation the exchange rights of the preferred stock will not be considered), EIS shall be entitled to one seat on the board of directors of the Registrant.

         The parties have agreed that, in order for EIS to maintain its pro rata interest in the Registrant based on all common stock owned by the EIS at the time of any offering, EIS shall have preemptive rights for four years following the closing of the transaction to participate in any equity, debt, warrant or convertible securities financing of the Registrant (with certain exceptions for non-financing transactions and non-equity financings).

         The Elite Research stock issued to the Registrant and EIS shall be subject to customary restrictions and limitations on transfers.

         All common stock of the Registrant (including common stock held pursuant to conversion, exercise of options or warrants or exchange) and all common shares of Elite Research including those held pursuant to conversion, exercise of option or warrant or exchange) which is at any time owned by EIS or its affiliates and their transferees shall be registered pursuant to the securities laws of the United States upon demand by the holder, exercisable once, at the expense of such holder and shall be registered in a "piggy-back" registration associated with any other registration of such stock by the Registrant. There are certain exclusions and limitations with regard to this right.

         EIS shall not have the right to exercise any conversion, exercise or exchange right for all or any part of securities issued by the Registrant or by Elite Laboratories which would result in EIS and its affiliates directly or indirectly owning more than a specified percentage of the common stock of the Registrant. The specified percentage is less than an amount that would constitute "control" under any legal definition or provide de facto control of the Registrant. EIS has the right to have the securities in excess of such limitation of the specified percentage issued in other nonvoting securities of the Registrant having terms mutually satisfactory to the parties, such that EIS and its affiliates will not own more than the specified percentage of the common stock of the Registrant for a period of at least two years after the election by EIS to receive such increment above the limitation of the specified percentage in nonvoting securities.

         Elan and Elite Laboratories have agreed to enter into a license agreement providing that each will license to Elite Research certain drug delivery technology to enable Elite Research to develop oral controlled release drugs for worldwide marketing. It is anticipated that Elite will perform substantially all the research and development work on the drug products. An affiliate of Elan will have a right of first refusal to receive a license from Elite Research for products developed pursuant to the license agreement. The company primarily developing a product, which is anticipated to be the Registrant or its subsidiary Elite Laboratories, shall have the right to manufacture and sell such product. The parties anticipate that Elite Research will, through the services of Registrant, develop three products. Both the Registrant and Elan remain free to develop other products on their own or in cooperation with other entities.

         The board of directors of Elite Research is to appoint a management committee of four members, two representing Elan and two representing the Registrant. Each member of the management committee shall have the right to vote, whether or not present at any meeting of the committee. All decisions of the committee require approval of at least one Elan representative and one representative of the Registrant. The management committee shall determine the strategy for marketing and sale of the products of Elite Research, as it relates to the licensed technology. The management committee shall also have authority to direct research and development activities of Elite Research.

         As payment for the license to Elite Research of patents held by Elan, Elite Research will pay Elan $15,000,000.00 upon execution of the license agreement. Said payment is nonrefundable.

         The license agreement between the Registrant and Elan will contain customary termination provisions permitting termination by either party based upon a material breach by the other party.

         In the event products are developed and commercially marketed, the management committee of Elite Research shall determine reasonable royalties payable by Elite Research to the Registrant and Elan. Any royalties shall be shared by the Registrant and Elan pro rata based on percentage ownership of common and preferred stock in Elite Research.

         The accounting effect of these transactions will be to create a loss of $12,000,000.00 for the Registrant upon consummation of the transactions. Elite will account for its investment in Elite Research using the equity method of accounting rather than consolidation.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 26, 2000                              ELITE PHARMACEUTICALS, INC.


                                                     By:
                                                        -----------------------
                                                          Atul M. Mehta
                                                          President